EXHIBIT 20.3



                             MAILING LIST REPLY FORM

                     Annual General Meeting of Shareholders

National Instrument 54-102 of the Canadian Securities Administrators provides shareholders of MDSI Mobile Data Solutions Inc. (the "Company") with the opportunity to elect to have their name added to the supplemental mailing list in order to receive interim financial statements of the Company.

If you wish to receive such statements or news releases for the ensuing year, please complete and return this form to the Company

                                                   Send me:
Name:                                              |_| Quarterly reports
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                                                   |_| News releases via e-mail
Address:
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Phone:
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E-mail:

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Signature:

                                                 [COMPANY LOGO]
         -----------------------                 MDSI Mobile Data Solutions Inc.
I certify that I am a registered                 10271 Shellbridge Way
shareholder or a non-registered                  Richmond, British Columbia
(beneficial) shareholder of the `                Canada V6X 2W8
Company.                                         Telephone 604 207 6000
                                                 Facsimile 604 207 6060
Date:                                            E-mail ir@mdsi.ca

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Note: As the supplemental mailing list will be updated each year, a reply form will be required annually in order to remain on the list.